EXHIBIT 99.1
Unrivaled Brands and People’s California Reach Settlement Terms to Terminate all Pending Litigation
SANTA ANA, Calif., March 9, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with retail and cultivation operations throughout California, entered into a binding term sheet to resolve outstanding litigation with People’s California, LLC (“People’s California”), subject to final documentation. Upon execution of the binding term sheet, the parties agreed to inform the court of the settlement and request a stay of all pending litigation.
Sabas Carrillo, Unrivaled’s Chief Executive Officer stated, “The People’s California team built an outstanding asset and made the People’s First Choice dispensary in Santa Ana, California one of the best cannabis retail experiences in the nation. This settlement is a testament to what can be achieved by bringing people together who are motivated to find workable solutions to challenging problems. Importantly, it unlocks our ability to complete the development of additional cannabis retail stores in Riverside, CA and Costa Mesa, CA. We are thrilled to put this months-long legal battle behind us.”
Robert Baca, Unrivaled’s Interim Chief Legal Officer, expressed gratitude, stating “By putting this dispute behind us, we can all move forward and focus on growing our respective businesses. This is another significant step in the restructuring of Unrivaled. With the completion of this settlement, our team of legal advisors continue to prove to be exceptional and we would not have gotten to an amicable result without their efforts. The hard work and reliable counsel of Roger Scott and his team at Buchalter, including Mark Cramer, Susan White, and Ali Montes, have been instrumental in navigating both the litigation and the settlement negotiation. The dedication of our securities counsel, including Randolf Katz at Clark Hill, Faith Charles, Naveen Pogula, and Ben Russell at Thompson Hine, has been remarkable. We are grateful for the unwavering support and commitment by so many folks that have contributed to achieving a positive result from challenging circumstances.”
About Unrivaled Brands
Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma.
For more info, please visit: https://unrivaledbrands.com.
Cautionary Language Concerning Forward-Looking Statements
Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.
New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791